EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Archie M. Brown, Jr. and James M. Anderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us in our names and in the capacities indicated below, a registration statement on Form S-3 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, pursuant to the Act, the undersigned have hereunto set their hand in the capacities indicated below as of February 13, 2009.

/s/ ARCHIE M. BROWN, JR.
Archie M. Brown Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ JAMES M. ANDERSON
James M. Anderson Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT E. HOPTRY
Robert E. Hoptry Chairman of the Board of Directors

/s/ BRIAN J. CRALL
Brian J. Crall Director

/s/ PHILIP A. FRANTZ
Philip A. Frantz Director

/s/ RICK S. HARTMAN
Rick S. Hartman Director

/s/ DOUGLAS I. KUNKEL
Douglas I. Kunkel
Director